Exhibit 99.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-33094, 333-97249, and 333-149828 on Form S-8 of our report dated June 29, 2011 appearing in this Annual Report on Form 11-K of National Grid USA Companies’ Incentive Thrift Plan II for the year ended December 31, 2010.
/s/ Clifton Gunderson LLP
Milwaukee, Wisconsin
June 29, 2011